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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 11, 2006
HEI, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-10078	41-0944876

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota		55386

(Address of principal executive offices)		(Zip Code)
(Registrant’s telephone number, including area code) (952) 443-2500
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 1.01 Entry into a Material Definitive Agreement.
Effective July 7, 2006, Nina Anderson and Scott Stole (“Employee” or “Employees”) entered into individual Employment Agreements with the Company (the “Agreement” or “Agreements”) pursuant to which Ms. Anderson will perform the duties of Vice President of Human Resources, and Mr. Stole will perform the duties of Vice President and General Manager with RFID, a division of the Company. The Agreements have an initial term of one year each through July 6, 2007, with automatic one-year renewal provisions unless the Company provided the Employee or Employees with a 30 day notice of its intention not to renew the Agreement or Agreements. Ms. Anderson will be compensated at an annual base rate of $80,000 plus discretionary bonus and incentive compensation, and Mr. Stole will be compensated at an annual base rate of $120,000 plus discretionary bonus and incentive compensation.
The individual Agreements call for Ms. Anderson and Mr. Stole to devote their full-time efforts in support of the Company’s business and provides for benefits in the ordinary course of business. In addition, the Agreements call for severance compensation in the event of termination without cause in an amount of up to three months of annualized base pay along with a pro rata share of bonus and incentive compensation, if any. In the event of certain change of control events and based on specific conditions, the Agreements outline severance compensation in an amount of up to 12 months of annualized base pay along with a pro rata share of bonus and incentive compensation, if any. The Agreements also contain Non-Competition and Non-Disclosure provisions, as well as other provisions to provide for the protection of the Company and its intellectual property, trade secrets, employees and customers. The Employees may terminate their respective Agreements with or without cause upon notice to the Company as set forth in the Agreements.
A copy of the Agreement for Ms. Anderson is attached to this Current Report as Exhibit 10.1, and a copy of the Agreement for Mr. Stole is attached to this Current Report as Exhibit 10.2, which exhibits are incorporated herein by reference in their entirety.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
     The following exhibit is filed as a part of this Current Report on Form 8-K.

Item No.	Description
10.1	Employment Agreement dated July 10, 2006 between Nina Anderson and HEI, Inc. effective as of July 7, 2006.
10.2	Employment Agreement dated July 10, 2006 between Scott Stole and HEI, Inc. effective as of July 7, 2006.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEI, INC.
Date: July 11, 2006	By /s/ Mack V. Traynor, III
Mack V. Traynor, III
Chief Executive Officer and President (Duly Authorized Officer)

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